UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2005

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Allerman Road, Oakland, New Jersey    07436
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(d)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c)).

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 19, 2005, the Compensation Committee of the Board of Directors of Media Sciences International, Inc. approved certain matters in connection with the compensation of certain executive officers for the Company’s fiscal year ending June 30, 2006.

The Committee approved the annual base salary for Donald Gunn, Vice President of Engineering, at the rate of $140,000 per year, subject to increase to the rate of $160,000 if Mr. Gunn relocates to the Company’s headquarters. The Committee also approved a grant to Mr. Gunn of stock options, subject to issuance at a future date, to purchase 100,000 shares of common stock, of which 50,000 stock options are to vest if and when Mr. Gunn relocates, and the other 50,000 stock options are to vest at the rate of 10,000 stock options per year for five years.

The Committee established the potential cash bonus awards and performance goals for fiscal year 2006 for certain executive officers. For the Chief Executive Officer, 100% of the potential cash bonus will be based on the Company’s earnings per share (“EPS Bonus”). For each of the Vice President of Sales and Marketing, the Vice President of Operations, and the Vice President of Engineering, 50% of the potential cash bonus will be based on the Company’s earnings per share (“EPS Bonus”) and 50% will based on such officer achieving personal performance goals (“Performance Bonus”), such as achieving specified leadership initiatives, and the achievement of certain strategic and business goals including, but not limited to, customer growth, new product development, information technology upgrades, manufacturing efficiencies and corporate compliance goals. The following table sets forth the applicable base salary, potential EPS bonus (assuming the minimum threshold is achieved and up to 100% achievement) and the potential Performance Bonus for the applicable officers.

Name and Position	2006 Base Salary	Potential EPS Bonus	Potential Performance Bonus
Michael W. Levin, C.E.O	$200,000	$40,000 - 200,000	$0
Frances Blanco, V.P. Sales and Marketing	$160,000	$6,400 - 32,000	$32,000
Larry Anderson, V.P. Operations	$160,000	$6,400 - 32,000	$32,000
Donald Gunn, V.P. Engineering (a)	$160,000	$6,400 - 32,000	$32,000

(a)     Assuming increase in salary effective upon relocation.

The EPS Bonus is to be paid if the Company’s earnings per share equals or exceeds a minimum level established by the Committee. If the minimum level is not achieved, no EPS Bonus will be paid. If the minimum level is achieved or exceeded, the amount of the EPS Bonus will based upon the level of earnings per share achieved by the Company. The potential EPS Bonus for fiscal 2006 set forth in the table above assumes that the Company achieves the minimum level and up to 100% of the targeted earnings per share goal. If the Company achieves an earnings per share that is greater than the 100% of the targeted goal, the EPS Bonus payable will be in excess of the EPS Bonus potential set forth in the table above.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: July 25, 2005	By: /s/ Michael W. Levin Michael W. Levin, President

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